EXHIBIT 23.1

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Form 8-K of the report dated May 31, 2011 relative to the financial statements of Rainbow Coral Corp., as of March 31, 2011 and for the period August 13, 2010 (date of inception) through March 31, 2011.

I also consent to the reference to my firm under the caption “Experts” in such Registration Statement.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor Florida

June 13, 2011